Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Limoneira Company 2010 Omnibus Incentive Plan of our report dated January 26, 2011, with respect to the consolidated financial statements of Limoneira Company included in its Annual Report (Form 10-K) for the year ended October 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
January 26, 2011